UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 25, 2009
Date of Report (Date of earliest event reported)

LocatePLUS Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 24, 2009 the Company acquired all the stock of Employment Screening Profiles, Inc.(d/b/a Trubackgrounds), a Florida corporation (“Trubackgrounds”), Oldsmar (Tampa) Florida,  engaged in the business of developing and delivering integrated, customized Web-enabled solutions designed to aid in background verification, applicant management and human resource collaboration processes. See www.trubackgrounds.com.  Trubackgrounds serves large and small businesses with systems and information designed to enable intelligent decisions and reducing costs through automation. Trubackgrounds will continue to be operated as a wholly-owned subsidiary of the Company and will collaborate in providing enhanced service capability to the Company’s customers.  As part of the acquisition, The Board of Directors appointed Trubackgrounds’ President, Derrick A. Spatorico as a Director (see below) and signed him to a consulting  agreement on a year-to-year basis. Geoffrey Lee, President and CEO of LocatePLUS stated, "This is a significant milestone for LocatePLUS with the acquisition of TruBackgrounds and their nationwide screening services.  We see numerous opportunities for additional growth as a combined unit and look forward to servicing our mutual customers with a more comprehensive pre-employment screening solution.”

 LocatePLUS  has also entered into two smaller strategic alliance arrangements  with providers of enterprise content management solutions and other services which aid the Company’s ability to deliver an enhanced public records search solution and other services.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company on September 24, 2009 accepted with regret the voluntary resignation of David Skerrett who had served on the Board since 2005.

In connection with the Company’s acquisition of Trubackgrounds (see above) the Board also appointed Derrick A. Spatorico as a Director. Mr. Spatorico is the founder of Trubackgrounds and will continue to serve the Company as well in a part-time consulting capacity.

Mr. Spatorico is an active venture investor and an attorney at law practicing in New York. He is intimately familiar with civil and criminal litigation as well as corporate, commercial transaction, and real estate law. He is legal counsel to various corporations ranging in size from small, single shareholder to large multi-national corporations.   In his most recent venture, Mr. Spatorico acted as President and CEO of Trubackgrounds.  During his tenure, he and his staff tripled the firm's revenue and quadrupled the firm's net profit.  Mr. Spatorico sits on the Board of a number of local charities and philanthropic institutions.

LOCATEPLUS HOLDINGS CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LocatePLUS Holdings Corporation

By: /s/ Geoffrey Lee
Geoffrey Lee
Interim President and CEO

Date: September 25, 2009